Exhibit 99.1

Harte Hanks Generates 180% Increase in Operating income, Delivers $0.52 in EPS for the Second Quarter of 2022

Chelmsford, Massachusetts – August 11, 2022 -- Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for nearly 100 years, today announced financial results for the second quarter, the period ended June 30, 2022.

Harte Hanks CEO, Brian Linscott, commented: “Harte Hanks delivered solid improvements in EBITDA and Operating Income, even with the expected runoff of certain pandemic-related projects that concluded during the second quarter. Despite the macro-economic environment, demand for customer care and fulfillment and logistics services continues to grow, giving us increasing confidence that we can grow our top-line this year and drive significant improvements in operating income and cash generation for the full-year.”

“In addition to the significant improvement in our operating results, we took steps to streamline our capital structure, eliminating the dilutive impact to common shareholders,” continued Linscott. “We have agreed to repurchase all Preferred Stock currently outstanding, which will provide greater flexibility with our capital to further maximize shareholder value.”

Second Quarter Financial Highlights

●	Revenues decreased by 1.4% to $48.6 million, compared to $49.3 million in the same period in the prior year.
●	Fulfillment & Logistics Services grew 24.3%, partially offsetting declines in customer care and marketing services revenue related to sunsetting pandemic-related projects.
●	Operating income of $4.0 million, compared to operating income of $1.4 million in the same period in the prior year, an increase of 179.5%.
●

Net income of $4.5 million, compared to net income of $10.6 million, inclusive of a $10.0 million non-recurring gain for the extinguishment of the Company’s PPP loan, in the same period in the prior year.

●	Diluted EPS of $0.52 for the second quarter of 2022 vs. $1.27 for the same period in the prior year.
●	EBITDA improved to $4.6 million compared to $2.1 million in the same period in the prior year.[1]

Segment Highlights

●

Customer Care, $15.4 million in revenue, 32% of total - Revenue decreased by 19.8%, or $3.8 million, from the prior year quarter, and year-over-year EBITDA decreased by 25.6% to $2.5 million from $3.4 million. New business wins for the quarter included:

1 EBITDA is a non-GAAP financial measure. See “Supplemental Non-GAAP Financial Measures” below.  EBITDA is also the Company’s measure of segment profitability.

o

An existing client that leveraged Harte Hanks for its back-office, ticket processing and ticket sharing capabilities has awarded Harte Hanks all of its customer facing functions including phone, email and chat.  The growth with this client has been driven by consistent delivery, execution efficiency, and high customer satisfaction scores.

o

Harte Hanks was awarded a new business assignment by a leading employee screening services company to provide a wide scope of B2B sales and marketing support services. Harte Hanks was selected based on its strong track record of providing seamless support and integration with B2B sales operations seeking to accelerate their growth. As part of the program, Harte Hanks will provide our client’s sales team with a range of services to enhance their B2B sales efforts, including new lead generation, appointment setting, education and nurturing, and sales performance tracking.

●

Fulfillment & Logistics Services, $19.7 million in revenue, 40% of total - Revenue increased by 24.3%, or $3.9 million, compared to the prior year quarter; and year-over-year EBITDA improved 91.7% to $3.2 million from $1.7 million. New business wins for the quarter included:

o

A leading branding company selected Harte Hanks Fulfillment to manage the mass production, kitting, and distribution of 600k+ holiday sample kits for a Fortune 50 retail partner. This new relationship has already led to multiple follow-on production runs across their kitting and fulfillment network, directly supporting additional retailers and national brands looking for innovative ways to get products into the hands of their consumers.

o

An existing Customer Care client leveraged our Fulfillment expertise to build and deliver thousands of promotional kits to ‘High Value Customers’, timed to coincide with and promote their major monthly televised events.

●

Marketing Services, $13.5 million in revenue, 28% of total - Revenue decreased by 5.3% compared to the prior year quarter but year-over-year EBITDA improved 5.1% to $1.8 million from $1.7 million. New business wins for the quarter included:

o

A regional bank selected Harte Hanks to provide digital media planning and buying, creative, strategy and content development leveraging our strong expertise in this category, effective creative product, and ability to provide the full array of services needed.

Consolidated Second Quarter 2022 Results

Second quarter revenues were $48.6 million, down 1.4% from $49.3 million in the second quarter of 2021. The Company’s Fulfillment & Logistics Services segment grew, largely offsetting declines in Marketing Services and Customer Care.

Second quarter operating income was $4.0 million, compared to operating income of $1.4 million in the second quarter of 2021. The improvement resulted from margin expansion, the elimination of low-margin revenue, and cost-reduction initiatives.

Net income for the quarter was $4.5 million, compared to net income of $10.6 million in the second quarter last year. Last year’s second quarter included a non-recurring $10.0 million gain related to the extinguishment of its PPP loan. Absent this non-operational gain, net income would have been $0.6 million. Income attributable to common stockholders for the second quarter was $3.8 million, or $0.54 per basic share and $0.52 per fully diluted share, compared to net income attributable to common shareholders of $9.1 million, or $1.36 per basic share and $1.27 per fully diluted share during the prior year second quarter.

Consolidated Year-To-Date 2022 Results

Revenues for the first six months of 2022 were $97.6 million, up 5.0% from $93.0 million last year. Year-to-date operating income was $7.9 million, compared to operating income of $0.6 million last year. Net income for the first six months of 2022 was $7.8 million, compared to net income of $8.8 million (inclusive of the $10.0 million gain), last year. Income attributable to common stockholders for the first six months was $6.6 million, or $0.94 per basic share and $0.91 per fully diluted share, compared to net income attributable to common shareholders of $7.4 million, or $1.12 per basic share and $1.05 per fully diluted share.

Balance Sheet and Liquidity

Harte Hanks ended the quarter with $12.9 million in cash, cash equivalents and restricted cash, compared to $15.1 million at December 31, 2021. At June 30, 2022, the Company had no short-term debt, $10.0 million in long-term debt and $50.7 million in outstanding long-term pension liability. On December 31, 2021, the Company had no short-term debt, $5 million in long-term debt and $52.5 million in outstanding long-term pension liability.

The company anticipates receiving a Federal income tax refund related to a net operating loss (NOL) carryback claim of $7.6 million in 2022 which will further enhance liquidity.

On June 30, 2022, Harte Hanks entered into a share repurchase agreement with Wipro, LLC d/b/a Wipro US Branch IT Services, a Delaware limited liability company (“Wipro”), pursuant to which, Harte Hanks will repurchase all 9,926 shares of the Company’s Series A Convertible Preferred Stock currently outstanding (the “Preferred Stock”) in exchange for (i) a cash payment equal to their liquidation value, or total cash payment of $9.9 million and (ii) 100,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Harte Hanks will fund the cash portion of the repurchase consideration with a combination of cash and cash equivalents on hand and borrowings under the Company’s credit facility.

Conference Call Information

The Company will host a conference call and live webcast to discuss these results today at 4:30 p.m. EST. Interested parties may access the webcast at https://investors.hartehanks.com/events or may access the conference call by dialing in the United States (800) 445-7795 or internationally (785) 424-1699 and access code is HARTE.

A replay of the call can also be accessed via phone through August 25, 2022 by dialing (877) 481-4010 from the U.S., or (919) 882-2331 from outside the U.S.  The conference call replay passcode is 46246.

About Harte Hanks:

Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.

Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including Bank of America, GlaxoSmithKline, Unilever, Pfizer, HBOMax, Volvo, Ford, FedEx, Midea, Sony and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,500 employees in offices across the Americas, Europe, and Asia Pacific.

For more information, visit hartehanks.com

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, created supply chain disruption and shortages, disrupted business operations and reduced consumer spending, (ii) market conditions that may adversely impact marketing expenditures, (iii) the impact of the Russia/Ukraine conflict on the global economy and our business, including impacts from related sanctions and export controls and (iv) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 which was filed on March 21, 2022. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release and our related earnings conference call. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure “Adjusted Operating Income (Loss)” as a measure useful to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Revenue and Operating Income (Loss) by excluding restructuring expense, impairment expense and stock-based compensation. The most directly comparable measure for this non-GAAP financial measure is Operating Income (Loss).

The Company presents the non-GAAP financial measure “EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “Adjusted EBITDA” as earnings before interest expense net, income tax expense (benefit) and depreciation expense. The most directly comparable measure for EBITDA is Net Income (Loss). We believe EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

The use of non-GAAP measures do not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including this non-GAAP financial measures. The Company believes that the presentation of this non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of this non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

EBITDA is the Company’s measure of segment profitability.

Investor Relations Contact:

Rob Fink

FNK IR

HHS@fnkir.com

646-809-4048

Source: Harte Hanks, Inc.

Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands, except per share data	June 30, 2022	December 31, 2021

ASSETS
Current Assets
Cash and cash equivalents	$10,570	$11,911
Restricted cash	2,337	3,222
Accounts receivable (less allowance for doubtful accounts of $170 at June 30, 2022 and $266 at December 31, 2021)	44,894	41,051
Unbilled accounts receivable	5,157	8,134
Contract assets	337	622
Prepaid expenses	2,763	1,948
Prepaid income tax and income tax receivable	6,752	7,456
Other current assets	11,068	1,031
Total current assets	83,878	75,375

Net property, plant and equipment	9,328	7,747
Right-of-use assets	18,982	22,142
Other assets	1,972	2,597
Total assets	$114,160	$107,861

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$17,444	$16,132
Accrued payroll and related expenses	4,858	7,028
Deferred revenue and customer advances	6,164	3,942
Customer postage and program deposits	4,751	6,496
Other current liabilities	3,129	2,291
Current portion of lease liabilities	5,307	6,553
Total current liabilities	41,653	42,442

Long-term debt	10,000	5,000
Pensions liabilities - Qualified plans	26,088	27,359
Pension liabilities - Nonqualified plan	24,608	25,140
Long-term lease liabilities	16,594	19,215
Other long-term liabilities	3,205	3,697
Total liabilities	122,148	122,853

Preferred Stock	9,723	9,723

Stockholders’ deficit
Common stock	12,121	12,121
Additional paid-in capital	272,727	290,711
Retained earnings	818,900	811,094
Less treasury stock	(1,066,608)	(1,085,313)
Accumulated other comprehensive loss	(54,851)	(53,328)
Total stockholders’ deficit	(17,711)	(24,715)

Total liabilities, Preferred Stock and stockholders’ deficit	$114,160	$107,861

Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2022	2021	2022	2021
Revenues	$48,553	$49,259	$97,615	$93,013
Operating expenses
Labor	25,259	28,366	51,204	54,718
Production and distribution	14,737	12,460	28,728	23,729
Advertising, selling, general and administrative	3,960	4,591	8,593	8,712
Restructuring expense	—	1,744	-	3,942
Depreciation expense	586	663	1,184	1,361
Total operating expenses	44,542	47,824	89,709	92,462
Operating income	4,011	1,435	7,906	551
Other income, net
Interest expense, net	95	155	230	423
Gain on extinguishment of debt (Paycheck Protection Program Term Note)	—	(10,000)	-	(10,000)
Other (income) expense, net	(1,216)	456	(1,255)	471
Total other income	(1,121)	(9,389)	(1,025)	(9,106)
Income before income taxes	5,132	10,824	8,931	9,657
Income tax expense	671	255	1,125	846
Net income	4,461	10,569	7,806	8,811
Less: Preferred stock dividends	124	124	246	246
Less: Earnings attributable to participating securities	542	1,361	946	1,118
Income attributable to common stockholders	$3,795	$9,084	$6,614	$7,447

Earnings per common share
Basic	$0.54	$1.36	$0.94	$1.12
Diluted	$0.52	$1.27	$0.91	$1.05

Weighted-average common shares outstanding
Basic	7,017	6,686	7,004	6,669
Diluted	7,388	7,193	7,338	7,131

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2022	2021	2022	2021
Net Income	$4,461	$10,569	$7,806	$8,811
Gain on extinguishment of debt	-	(10,000)	-	(10,000)
Income tax expense	671	255	1,125	846
Interest expense, net	95	155	230	423
Other (income) expense, net	(1,216)	456	(1,255)	471
Depreciation expense	586	663	1,184	1,361
EBITDA	$4,597	$2,098	$9,090	$1,912

Operating income	$4,011	$1,435	$7,906	$551
Restructuring expense	-	1,744	-	3,942
Stock-based compensation	561	541	850	762
Adjusted operating income	$4,572	$3,720	$8,756	$5,255
Adjusted operating margin (a)	9.4%	7.6%	9.0%	5.7%

(a) Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues.

Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)

Quarter ended June 30, 2022	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
			(In thousands)
2022
Revenues	$13,450	$15,382	$19,721	$—	$—	$48,553
Segment Operating Expense	$10,584	$12,212	$15,770	$—	$5,390	$43,956
Contribution margin (loss)	$2,866	$3,170	$3,951	$—	$(5,390)	$4,597
Shared Services	$1,052	$677	$779	$—	$(2,508)	$—
EBITDA	$1,814	$2,493	$3,172	$—	$(2,882)	$4,597
Depreciation	$89	$201	$202	$—	$94	$586
Operating income (loss)	$1,725	$2,292	$2,970	$—	$(2,976)	$4,011

Quarter ended June 30, 2021	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
			(In thousands)
2021
Revenues	$14,208	$19,191	$15,860	$—	$—	$49,259
Segment Operating Expense	$11,377	$15,138	$13,426	$—	$5,476	$45,417
Restructuring	$—	$—	$—	$1,744	$—	$1,744
Contribution margin (loss)	$2,831	$4,053	$2,434	$(1,744)	$(5,476)	$2,098
Shared Services	$1,105	$703	$779	$—	$(2,587)	$—
EBITDA	$1,726	$3,350	$1,655	$(1,744)	$(2,889)	$2,098
Depreciation	$144	$203	$192	$—	$124	$663
Operating income (loss)	$1,582	$3,147	$1,463	$(1,744)	$(3,013)	$1,435